UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2017

HOUGHTON MIFFLIN HARCOURT COMPANY
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-36166 (Commission File No.)	27-1566372 (IRS Employer Identification No.)

125 High Street Boston, MA (Address of principal executive offices)	02110 (Zip Code)

(617) 351-5000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer
On May 25, 2017, Houghton Mifflin Harcourt Company (the “Company” or “HMH”) internally announced that it intended to reorganize its existing Product Planning, Development and Marketing (“PDM”) function under Mary J. Cullinane into three separate but complementary functions focused on core curriculum, supplemental curriculum extensions, and marketing.  In connection with the development thereof, the Company and Ms. Cullinane mutually discussed her departure from HMH when the Company transitions to the new structure.
Ms. Cullinane is expected to remain with the Company in her current capacity as Executive Vice President and Chief Content Officer until such time as one or more designated successor(s) (as determined by the Company) to her roles and responsibilities commence(s) employment with the Company (the “Transition Date”).  In the event that the Transition Date is on or before July 24, 2017, Ms. Cullinane is expected to remain an employee of the Company serving as a senior advisor through and including July 25, 2017 (the later of the Transition Date and July 25, 2017 being the “Separation Date”).
               In connection with her pending departure, Ms. Cullinane and the Company entered into a letter agreement on May 24, 2017, which (among other things and subject to certain terms and conditions):
•       sets forth the timing of the transition and separation dates discussed above;
•       confirms that subject to her continued employment and performance of her duties through the Separation Date, Ms. Cullinane’s departure will be treated as a termination “without Cause”; and
•       provides that in the event that the Company terminates Ms. Cullinane’s employment prior to the Separation Date other than for Cause (as defined in the the Company’s ELT Severance Plan), the remaining unvested portion of the outstanding stock option award granted to Ms. Cullinane on July 24, 2013 shall fully vest upon such termination of employment.
               The foregoing summary does not purport to be complete and is qualified in its entirely by reference to the full text of Ms. Cullinane’s letter agreement (filed herewith as Exhibit 10.1 and incorporated herein by reference).

Appointment of Director
On May 19, 2017, following the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”), the Company’s board of directors (the “Board”) expanded the size of the Board from nine to ten directors and appointed John J. Lynch, Jr., the Company’s President and Chief Executive Officer, as a director, effective immediately.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2017, the Company held its Annual Meeting.  The following items were voted upon by stockholders at the Annual Meeting:
1.          Each of the director nominees was elected to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal.
The votes for the election of directors are set forth below:
Nominee	For	Withhold	Broker Non-Votes
Daniel Allen	106,669,056	605,887	6,789,173
L. Gordon Crovitz	102,837,627	4,437,316	6,789,173
Lawrence K. Fish	101,677,094	5,597,849	6,789,173
Jill A. Greenthal	103,055,401	4,219,542	6,789,173
John F. Killian	103,099,009	4,175,934	6,789,173
John R. McKernan, Jr.	102,718,319	4,556,624	6,789,173
Brian A. Napack	106,803,386	471,557	6,789,173
E. Rogers Novak, Jr.	103,060,478	4,214,465	6,789,173
Tracey D. Weber	106,668,408	606,535	6,789,173

2.          The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
104,193,577	1,295,549	1,785,817	6,789,173

3.          The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, was ratified, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
113,947,138	108,867	8,111	0

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.1	Letter agreement dated as of May 24, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated:  May 25, 2017